Exhibit 4.1(h)

                                                 January 27, 1994



Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas  77233

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992,
(as amended or otherwise modified from time to time, the "Financing Agreement") among J.S. Oshman and Co., Inc., Oshman Sporting Goods
Co., Alabama, Oshman Sporting Goods Co., Arizona, Oshman Sporting
Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman
Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia,
Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co.,
Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting
Goods Co., Missouri, Oshman Sporting Goods Co., Nevada, Oshman
Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New
Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods
Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Tennessee, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool, Inc., Oshman's Sporting Goods Co., Texas and Oshman's Sporting Goods, Inc.-Services (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC.
(the "Lender"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

Paragraphs 9, 10(I), 12, 13 and 15 of Section 6 of the Financing
Agreement shall be, and each hereby is, amended as follows:

     (a)  the entry next to the date January 29, 1994 in said
     Paragraph 9 shall be, and thereby is amended by substituting the following in lieu thereof:

     "January 29, 1994                  $59,000,000.00"

     (b)  the entry next to the date January 29, 1994 in said
     Paragraph 10(I) shall be, and hereby is, amended as follows:

     "January 29, 1994   Not more than a negative $14,300,000.00"

     (c) subparagraph f of said Paragraph 12 shall be, and hereby is, amended to read as follows:

     "f) For the fiscal quarter ending       $46,000,000"
     January 29, 1994

     (d) subparagraph f of said Paragraph 13 shall be, and hereby is, amended to read as follows:

     "f) January 29, 1994               No test"

     (e) the entry next to the date January 29, 1994 in said paragraph 15 shall be, and hereby is, amended as follows:

     "January 29, 1994        1.30 to 1"

In consideration of (i) the preparation of this amendment by the Legal Department of CITBC, you hereby agree to pay us a Documentation Fee equal to $195.00 and (ii) our execution of this agreement you hereby agree to pay us an Accomodation Fee equal to $5,000, and you authorize us to charge your loan account with such fees on the date hereof.

Except to the extent set forth herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied.

If the foregoing is in accordance with your understanding, please sign and return to use the enclosed copy of this letter to so indicate.


                             Very truly yours,

                             THE CIT GROUP/BUSINESS CREDIT, INC.


                             By: ______________________________
                                      Title:

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES


By:__________________________________
     Title:
     of each of the above named companies